EXHIBIT 10.42

CONSTRUCTION AGENCY AGREEMENT
Dated as of November 30, 2017
between
AVDC, INC.,
as the Construction Agent
and
WACHOVIA SERVICE CORPORATION,
as the Lessor

CONSTRUCTION AGENCY AGREEMENT
THIS CONSTRUCTION AGENCY AGREEMENT, dated as of November 30, 2017 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Agreement”), between WACHOVIA SERVICE CORPORATION, a Delaware corporation (the “Lessor”), and AVDC, INC., an Ohio corporation (the “Construction Agent”).
PRELIMINARY STATEMENT
A.    The Lessor and the Construction Agent are parties to that certain Real Property Lease Agreement dated as of even date herewith (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Lease”), pursuant to which the Construction Agent, as lessee (in such capacity, the “Lessee”) has agreed to lease certain Land, Improvements and Equipment.
B.    In connection with the execution and delivery of the Participation Agreement, the Lease and the other Operative Agreements, and subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition of the Property (provided, title to the Property shall be held in the name of the Lessor) and the development, acquisition, installation, construction and testing of the Improvements and the Equipment in accordance with the Plans and Specifications and (ii) the Construction Agent desires, for the benefit of the Lessor, to identify and acquire the Property and to cause the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Property in accordance with the Plans and Specifications and to undertake such other liabilities and obligations as are herein set forth.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS; RULES OF USAGE
1.1     Definitions.

For purposes of this Agreement, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of November 30, 2017 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "Participation Agreement") among the Construction Agent, the various entities party thereto from time to time, as the Guarantors, Lessor, the various banks and other lending institutions parties thereto from time to time, as Lease Participants, and Wells Fargo Bank, National Association, as agent for the Lessor Parties, and respecting the Security Documents, as agent for the Secured Parties. Unless otherwise indicated, references in this Agreement to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Agreement.

1.2     Interpretation.

The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Agreement.

ARTICLE II
APPOINTMENT OF THE CONSTRUCTION AGENT

2.1     Appointment.

Subject to the terms and conditions hereof, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent, in connection with the identification and acquisition from time to time of the Property (provided, title to the Property shall be held in the name of the Lessor) and the design, development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Property in accordance with the Plans and Specifications on the Land, and pursuant to the terms of the Operative Agreements. Subject to the terms and conditions of this Agreement and the other Operative Agreements, during the Construction Period, the Construction Agent shall have sole management responsibility for the benefit of the Lessor over, and responsibility for, the construction, means, methods, sequences and procedures with respect to the Construction Period Property. As between the Lessor, any other Indemnified Person and the Construction Agent, the Construction Agent shall be responsible for the acts and omissions of its subcontractors and agents. Notwithstanding any provisions hereof or in any other Operative Agreement to the contrary, the Construction Agent acknowledges and agrees that the Lessor Parties shall advance no more than the aggregate Lessor Parties Commitment in regard to the Property (including for any and all Advances).

2.2     Acceptance and Undertaking.

The Construction Agent hereby unconditionally accepts the agency appointment and undertakes, for the benefit of the Lessor, to identify and acquire the Property (provided, title to the Property shall be held in the name of the Lessor) and the design, development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Property in accordance with the Plans and Specifications and the Operative Agreements.

2.3     Term.

This Agreement shall commence on the date hereof. The Property shall be subject to this Agreement from the date Lessor obtains title thereto until the Completion Date.

2.4     Scope of Authority.

(a)     The Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees for the benefit of the Lessor, subject to Section 2.4(b), to take all action necessary or desirable for the performance and satisfaction of any and all of the Lessor’s obligations under any construction agreement, purchase and sale contract or option contract and to fulfill all of the obligations of the Construction Agent including:

(i)     the identification and assistance with the acquisition of Property in accordance with the terms and conditions of the Participation Agreement;

(ii)     all due diligence review and analysis, design and supervisory functions relating to the design, development, acquisition, installation, construction and testing of the related Improvements, Equipment and other components of the Property and performing all engineering work related thereto;

(iii)     (A) negotiating, entering into, performing and enforcing all contracts and arrangements to acquire the Property and (B) negotiating, executing, performing and enforcing all contracts and arrangements to design, develop, acquire, install, construct and test the Improvements, the Equipment and the other components of the Property on such terms and conditions as are customary and reasonable in light of local and national standards and practices and the businesses in which the Lessee is engaged;

(iv)    obtaining all necessary permits, licenses, consents, approvals, development rights, clearing title and survey exceptions, entitlements and other authorizations, including all of the foregoing required for the Property and the use and occupancy thereof and those required under Applicable Law (including Environmental Laws), from all Governmental Authorities in connection with the design, development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Property in accordance with the Plans and Specifications;

(v)     maintaining all books and records with respect to the Property and the construction, operation and management thereof; and

(vi)     performing any other acts necessary in connection with the identification and acquisition of the Property and the design, development, acquisition, installation, construction and testing of the related Improvements, Equipment and all other additional components of the Property in accordance with the Plans and Specifications.

(b)     Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract or consent to any contract in the name of the Lessor without the Lessor’s prior written consent, such consent to be given or withheld in the exercise of the Lessor’s reasonable discretion; provided, however, that (i) no such contract will increase the obligations of the Lessor beyond the obligations of the Lessor as are expressly set forth in the Operative Agreements and (ii) each such contract shall be expressly non-recourse to the Lessor on terms and conditions that are reasonably acceptable to the Lessor.

(c)     Subject to the terms and conditions of this Agreement and the other Operative Agreements, the Construction Agent shall have sole management responsibility over the installation, construction and testing means, methods, sequences and procedures with respect to the Property.

2.5     Delegation of Duties.

The Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact; provided, however, that no such delegation shall limit or reduce in any way the Construction Agent’s duties and obligations under this Agreement.

2.6     Covenants of the Construction Agent.

The Construction Agent hereby covenants and agrees that it will:

(a)     following the Construction Commencement Date, cause the design, development, acquisition, installation, construction and testing of the Property to be prosecuted in a good and workmanlike manner, and respecting the Property substantially in accordance with the applicable Construction Documents, prevalent industry practices and otherwise in accordance with Section 3.1 hereof, all with such changes, subject to Section 3.2, as the Construction Agent may deem necessary or advisable;

(b)     cause the date on which Completion for the Property occurs to be on or before the Construction Period Termination Date, free and clear (by removal or bonding) of Liens or claims for materials supplied or labor or services performed in connection with the development, acquisition, installation, construction or testing thereof;

(c)     cause all outstanding punch list items with respect to such Improvements to be completed promptly following Completion thereof;

(d)     at all times subsequent to the initial Advance respecting the Property (i) cause good and marketable title to the Property to vest in the Lessor, (ii)(A) promptly execute and deliver to the Agent all additional documents reasonably requested by the Agent under the applicable real property law and/or Article 9 of the Uniform Commercial Code to perfect the Liens granted by the Construction Agent pursuant to the Security Documents and (B) promptly consent to the execution and delivery by the Lessor to the Agent of all additional documents from the Lessor reasonably requested by the Agent to carry out and effectuate the intent and purposes of the Operative Agreements and (iii) not permit Liens (other than Permitted Liens) to be filed or maintained respecting the Property;

(e)     procure insurance for the Property during the Construction Period in compliance with Article XIV of the Lease as though the provisions of Article XIV of the Lease were stated herein;

(f)     on or before the Construction Period Termination Date, (i) cause Completion to occur with respect to the Property in compliance with the terms and provisions of the Operative Agreements or (ii) in the context of the Lessor electing the remedy set forth in Section 5.3(b) in connection with the occurrence of an Agency Agreement Event of Default, purchase the Property for an amount equal to the Termination Value, but subject to the limitations of Section 5.4;

(g)     cause all Improvements on the Property to be constructed (x) substantially in accordance with the applicable Plans and Specifications (as amended or modified from time to time in accordance with the Operative Agreements), except to the extent that failure to do so does not have, and could not reasonably be expected to have, a Material Adverse Effect, (y) in compliance with all Applicable Laws unless the failure to do so does not (i) have, and could not reasonably be expected to have, a Material Adverse Effect or (ii) give rise to a Claim against the Lessor for which the Construction Agent has no obligation to indemnify the Lessor pursuant to the Operative Agreements and (z) in compliance with all Insurance Requirements;

(h)     ensure that all Land acquired pursuant to the Operative Agreements and all Improvements constructed on the Land shall be in compliance with all Applicable Laws unless the failure to do so does not (i) have, and could not reasonably be expected to have, a Material Adverse Effect or (ii) give rise to a Claim against the Lessor for which the Construction Agent has no obligation to indemnify the Lessor pursuant to the Operative Agreements, and fit for use as a property of the type specified in the Appraisal of the Property (if any) delivered in connection with the Property Closing Date therefor and other purposes attendant thereto;

(i)     ensure that on or prior to the Construction Period Termination Date, all water, sewer, electric, gas, telephone and drainage facilities, all other utilities required to adequately service the Improvements for the intended use and means of access between such Improvements and public highways for pedestrians and motor vehicles will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws), and all utilities serving the Property, or proposed to serve the Property in accordance with the Plans and Specifications, are or will be located in, and vehicular access to the Improvements on the Property will be provided by, either public rights-of-way abutting the Property or appurtenant rights;

(j)     ensure that all necessary licenses, approvals, authorizations, consents, permits (including building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights of way, including dedication required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substances on, at, under, or from the Property during the construction of the applicable Improvements thereon, and (ii) construction of the Improvements in accordance with the Plans and Specifications and this Agreement will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to the time required by such Governmental Authority or private party, except where the failure to obtain such licenses, approvals, authorization, consents, permits, easements, rights of way or dedication could not reasonably be expected to (i) have a Material Adverse Effect or (ii) give rise to a Claim against the Lessor for which the Construction Agent has no obligation to indemnify the Lessor pursuant to the Operative Agreements;

(k)     notify the Lessor in writing not less than ten (10) Business Days after the occurrence of each Force Majeure Event with respect to the Property that Construction Agent reasonably believes will cause disruption or delay in construction of the Property of at least one (1) month;

(l)     ensure at all times that the total Property Costs remaining to be expended for Completion of the Property does not exceed in the aggregate the Available Lessor Parties Commitment; and

(m)     commence construction of the Improvements no later than January 31, 2018 and thereafter effect construction and development of the Property with diligence and continuity and ensure that at no point in time shall construction of the Property cease for a period in excess of sixty (60) days or more.

ARTICLE III
THE PROPERTY
3.1     Construction.

The Construction Agent shall cause the Improvements, the Equipment and all other components of the Property to be designed, developed, acquired, installed, constructed and tested in compliance with all Legal Requirements, all Insurance Requirements, all manufacturer’s specifications and standards and the standards maintained by the Construction Agent or any Guarantor for similar properties owned or operated by the Construction Agent or any Guarantor, and all specifications and standards applicable to properties of the Lessee or any Guarantor which are similar to the Permitted Facility, unless non-compliance, individually or in the aggregate, does not have, and could not reasonably be expected to have, a Material Adverse Effect.

3.2     Amendments; Modifications.

(a)     Except as set forth in the following provisos, the Construction Agent may at any time revise, amend or modify the Plans and Specifications and/or the Construction Budget without the consent of the Lessor; provided, no amendment to the Plans and Specifications and/or the

Construction Budget is permitted to the extent the Lessor, in its reasonable discretion, determines that such amendment would result in (i) Completion for the Property occurring on or after the Construction Period Termination Date, (ii) the unfunded cost for Completion of the Property (including such costs which are Transaction Expenses to be funded by the Lessor Parties pursuant to the Operative Agreements) exceeding an amount equal to the then Available Lessor Parties Commitment or (iii) a likelihood, as determined by the Lessor in its commercially reasonable discretion, that the Property has lesser value, utility or useful life than that contemplated in accordance with the Construction Documents as such documents existed as of the Initial Closing Date (without regard to any modifications thereto from and after the Initial Closing Date); provided, further, no amendment to the Plans and Specifications and/or the Construction Budget which would reduce the contingency line item in the Construction Budget to an amount less than $2,500,000 shall be permitted except upon obtaining the prior consent of the Lessor. For clarification, pursuant to Section 8.2(c) of the Participation Agreement, the determination by the Lessor in both the foregoing provisos shall be made at the direction of the Agent (as determined by the Majority Secured Parties).

(b)     The Construction Agent agrees that it will not implement any revision, amendment or modification to the Plans and Specifications for the Property if the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for the Property, would cause a material reduction in value in excess of the cost reduction of such revision, amendment or modification of the Property when completed, unless such revision, amendment or modification is required by Legal Requirements.

3.3     Force Majeure Events.

If at any time prior to Completion of the Property there occurs a Force Majeure Event with respect to the Property and the Construction Agent reasonably determines that such Force Majeure Event will cause Completion of the Property to occur later than eighteen (18) months after the Initial Closing Date, then (as referenced in the definition of Construction Period Termination Date) the aforementioned eighteen (18) month period may be extended for up to three (3) additional months as is reasonably necessary to achieve Completion of the Property in light of the event or circumstances giving rise to such Force Majeure Event. The Construction Agent shall deliver to the Agent and the Lessor a notice in writing of the date to which the originally contemplated Construction Period Termination Date is to be extended, which notice shall contain a certification by the Construction Agent with respect to the Property describing the facts and circumstances giving rise to such Force Majeure Event, the expected duration of such delay resulting in such Force Majeure Event and the date the Construction Agent reasonably believes Completion will be achieved.

3.4     Casualty Occurrences.

(a)     In the event of a Casualty with respect to the Construction Period Property, insurance awards for losses with respect to the Construction Period Property under any builder’s risk insurance or, to the extent required hereby, insurance for earthquake or flood, required to be carried hereunder, shall be adjusted with the insurance companies, including the filing of appropriate proceedings, as follows: (i) so long as no Lease Event of Default or Agency Agreement Event of Default shall have occurred and be continuing, such insurance awards for losses shall be adjusted by the Construction Agent (or, if such insurance awards relate to a Force Majeure Event, adjusted jointly by the Construction Agent and the Lessor) for payment to the Agent and shall be available to reimburse the Construction Agent for the continued construction of the Construction Period Property in accordance with the Operative Agreements, and (ii) if any Lease Event of

Default or Agency Agreement Event of Default shall have occurred and be continuing, such losses shall be adjusted by the Agent. The party which shall be entitled to adjust losses may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Casualty; provided, that the Construction Agent shall pay all expenses thereof, subject to Section 5.4 hereof and Section 11.6 of the Participation Agreement. At the request of the party entitled to adjust any such losses, and at the Construction Agent’s sole cost and expense (subject to Section 5.4 hereof and Section 11.6 of the Participation Agreement), the other party shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The parties hereto agree that this Agreement shall control the rights of the parties hereto in and to such award, compensation or insurance payment relating to any Casualty affecting the Property during the Construction Period.

(b)     Subject to the last two sentences of this paragraph, all proceeds of insurance maintained pursuant to the requirements hereof on account of any damage to or destruction of the Property during the Construction Period or any part thereof shall be paid over to the Agent and distributed as follows: (i) if no Lease Event of Default or Agency Agreement Event of Default shall have occurred and be continuing, then such proceeds shall be held by the Agent and, so long as the Construction Agent is diligently repairing the damage to the Property caused by the applicable Casualty, disbursed to the Construction Agent monthly, as construction and restoration proceeds to effect the repair of the Property, or (ii) if a Lease Event of Default or Agency Agreement Event of Default shall have occurred and be continuing, such proceeds shall be distributed in accordance with Section 8.7(b)(ii) of the Participation Agreement. If a Casualty occurs during the Construction Period with respect to all, or substantially all, of the Property and the Lessor has determined, in its commercially reasonable discretion, that there is no reasonable means by which Completion may be achieved on or prior to the Construction Period Termination Date and that no additional Advances will be made to restore the Property, then all such proceeds of insurance referenced in this Section 3.4(b) shall be distributed as set forth in Section 8.7(b)(i) of the Participation Agreement. If a Casualty occurs during the Construction Period and the Lessor has determined, in its commercially reasonable discretion, that there is no reasonable means by which Completion may be achieved on or prior to the Construction Period Termination Date such that the Property shall have the value, utility and useful life as originally contemplated in accordance with the Construction Documents as such documents existed as of the Initial Closing Date (without regard to any modifications thereto from and after the Initial Closing Date), then all such proceeds of insurance referenced in this Section 3.4(b) shall be distributed as set forth in Section 8.7(b)(i) of the Participation Agreement.

3.5     Condemnation Occurrences.

(a)     The Construction Agent hereby agrees that it shall, within five (5) Business Days after the date on which the Construction Agent shall have notice thereof, give notice to the Lessor and the Agent of each action or proceeding by any Governmental Authority with respect to any actual, pending or threatened Condemnation affecting the Property during the Construction Period. All awards, compensation or insurance proceeds to be paid on account of such Condemnation shall (i) so long as no Lease Event of Default or Agency Agreement Event of Default shall have occurred and be continuing, be negotiated, prosecuted, adjusted or appealed by the Construction Agent (or, if such awards, compensation or insurance proceeds relate to a Force Majeure Event, negotiated, prosecuted, adjusted or appealed jointly by the Construction Agent and the Lessor) for payment to the Agent and shall be available to reimburse the Construction Agent for the continued construction of the Construction Period Property in accordance with the Operative Agreements, and (ii) if any Lease Event of Default or Agency Agreement Event of Default shall have occurred and be continuing, be negotiated, prosecuted, adjusted or appealed by the Agent. The party which shall be entitled to adjust losses may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Condemnation; provided, that the Construction Agent shall pay all expenses thereof, subject to Section 5.4 hereof and Section 11.6 of the Participation Agreement. At the request of the party entitled to adjust any such losses, and at the Construction Agent’s sole cost and expense (subject to Section 5.4 hereof and Section 11.6 of the Participation Agreement), the other party shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The parties hereto agree that this Agreement shall control the rights of the parties hereto in and to such award, compensation or insurance payment relating to any Condemnation affecting the Property during the Construction Period.

(b)     Subject to the last two sentences of this paragraph, during the Construction Period, all awards, compensation and insurance payments on account of any Condemnation affecting the Property shall be paid directly to the Agent or, if received by the Construction Agent, shall be held in trust for the Agent and shall promptly be paid over by the Construction Agent to the Agent. All amounts held by the Agent on account of any award, compensation or insurance payment described in this Section 3.5(b) shall be held by the Agent and, so long as the Construction Agent is diligently restoring or replacing the Property, shall be disbursed from time to time to the Construction Agent to effect the repair or replacement of the Property and, upon completion of such restoration or replacement (as evidenced by an Officer’s Certificate of the Construction Agent) distribute any funds then remaining in such account to the Construction Agent; provided, however, that if a Condemnation occurs during the Construction Period and (i) a Lease Event of Default or an Agency Agreement Event of Default shall have occurred and be continuing or (ii) the Construction Agent shall have elected not to restore or replace the portion of the Property so affected by such Condemnation, then all such awards, compensation and insurance payments referenced in this Section 3.5(b) shall be distributed as set forth in Section 8.7(b)(ii) of the Participation Agreement. If a Condemnation occurs during the Construction Period with respect to all, or substantially all, of the Property and the Lessor has determined, in its commercially reasonable discretion, that there is no reasonable means by which Completion may be achieved on or prior to the Construction Period Termination Date and that no additional Advances will be made to restore the Property, then all such awards, compensation and insurance payments referenced in this Section 3.5(b) shall be distributed as set forth in Section 8.7(b)(i) of the Participation Agreement. If a Condemnation occurs during the Construction Period and the Lessor has determined, in its commercially reasonable discretion, that there is no reasonable means by which Completion may be achieved on or prior to the Construction Period Termination Date such that the Property shall have the value, utility and useful life as originally contemplated in accordance with the Construction Documents as such documents existed as of the Initial Closing Date (without regard to any modifications thereto from and after the Initial Closing Date), then such awards, compensation and insurance payments referenced in this Section 3.5(b) shall be distributed as set forth in Section 8.7(b)(i) of the Participation Agreement.

ARTICLE IV
PAYMENT OF FUNDS

4.1     Right to Receive Construction Cost.

(a)     In connection with the design, development, acquisition, installation, construction and testing of the Property and during the course of the construction of the Improvements on the Property, the Construction Agent may request that the Lessor Parties advance funds for the payment of Property Acquisition Costs or other Property Costs, and the Lessor Parties will comply with such request to the extent provided for under the Participation Agreement. The Construction Agent and

the Lessor acknowledge and agree that the Construction Agent’s right to request such funds and the Lessor Parties’ obligation to advance such funds for the payment of Property Acquisition Costs or other Property Costs is subject in all respects to the terms and conditions of the Participation Agreement and each of the other Operative Agreements. Without limiting the generality of the foregoing it is specifically understood and agreed that in no event shall the aggregate amounts advanced by the Lessor Parties for Property Acquisition Costs or other Property Costs and any other amounts due and owing hereunder or under any of the other Operative Agreements exceed the aggregate Lessor Parties Commitment, including such amounts owing for (i) design, development, acquisition, installation, construction and testing of the Property, (ii) additional amounts which accrue or become due and owing regarding the Advances prior to the Completion Date or (iii) any other purpose.

(b)     The proceeds of any funds made available by the Lessor Parties to pay Property Acquisition Costs or other Property Costs shall be made available to the Construction Agent in accordance with the Requisition relating thereto and the terms of the Participation Agreement. The Construction Agent will use such proceeds only to pay the Property Acquisition Costs or other Property Costs set forth in the Requisition relating to such funds.

ARTICLE V
EVENTS OF DEFAULT

5.1     Events of Default.

If any one (1) or more of the following events (each an "Agency Agreement Event of Default") shall occur:

(a)     the Construction Agent fails to apply any funds paid by the Lessor Parties to the Construction Agent in a manner consistent with the requirements of the Operative Agreements and as specified in the applicable Requisition for the design, development, acquisition, installation, construction and testing of the Property and related Improvements and Equipment or otherwise respecting the Property to the payment of Property Acquisition Costs or other Property Costs;

(b)     Completion shall fail to occur for any reason on or prior to the Construction Period Termination Date or the Construction Agent shall abandon or permanently discontinue the construction and development of the Construction Period Property (which abandonment or permanent discontinuance shall be deemed to have occurred if no work at the Construction Period Property is undertaken or completed during a continuous period of sixty (60) days or more); provided, that beginning January 1, 2019, the Construction Agent may not abandon or permanently discontinue the construction and development of the Construction Period Property without the mutual agreement with (or consent of) the Lessor and each other Financing Party.

(c)     any Lease Event of Default shall have occurred and not be cured within any cure period expressly permitted under the Lease;

(d)     (i) any representation or warranty of any Credit Party contained in any Operative Agreement, or in any certificate, report furnished or delivered by any Credit Party to Agent or Lessor is incorrect, incomplete or misleading in any material respect when made or reaffirmed, as the case may be, or (ii) any Credit Party shall fail to observe or perform any term, covenant or condition of any Operative Agreement other than as set forth in paragraphs (a), (b) or (c) of this Section 5.1 and such failure to observe or perform any such term, covenant or condition is of a type that is subject to being cured and shall continue for more than thirty (30) days after the Credit Party either has gained knowledge thereof or has received notice thereof; provided, to the extent the Credit Party shall be diligently attempting to cure any such failure to observe or perform, then the Credit Party shall have an additional thirty (30) days to effect such cure after the end of the initial thirty (30) day period; and

(e)     except as permitted in accordance with Section 3.2, the Construction Agent shall cause or permit the Improvements to be constructed and equipped in a manner which deviates from the applicable Plans and Specifications, except to the extent that such deviation does not have, and could not reasonably be expected to have, a Material Adverse Effect, then, in any such event, the obligations of the Lessor or any other Lessor Party to make Construction Advances for obligations, amounts or expenses incurred or expended by the Construction Agent after the date of such Agency Agreement Event of Default shall terminate (unless the Lessor and the other Lessor Parties elect to continue making Construction Advances) and the Lessor may, in addition to the other rights and remedies provided for in this Agreement or otherwise available, including at law and/or in equity, terminate this Agreement by giving the Construction Agent written notice of such termination and upon the expiration of the time fixed in such notice and the payment of all amounts owing by the Construction Agent hereunder (including any amounts specified under Section 5.3 hereof), this Agreement shall terminate. The Construction Agent shall pay all costs and expenses incurred by or on behalf of the Lessor, including fees and expenses of counsel, as a result of any Agency Agreement Event of Default hereunder; provided, however, the liability of the Construction Agent shall be limited to the Construction Period Guarantee Amount with regard to any Agency Agreement Event of Default arising under Section 5.1(c) pursuant to a Lease Event of Default under (a) Section 17.1(m) of the Lease or (b) Section 17.1(e) of the Lease, but only to the extent arising due to a Change in Control or any other comparable term or description referencing a matter similar to what is described in Section 17.1(m) of the Lease but which term or description may use (as compared to Section 17.1(m) of the Lease) different percentage interests or reference a different formulation to describe such matter.

5.2     Damages.

The termination of the Lessor Parties’ obligations to make Construction Advances after an Agency Agreement Event of Default pursuant to Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder arising during the term of this Agreement, all of which shall survive any such termination; provided, notwithstanding any such termination, the Lessor shall continue to have the right to enforce its rights and remedies pursuant to this Agreement regarding matters arising prior to such termination.

5.3     Remedies; Remedies Cumulative.

(a)     Upon the occurrence and during the continuance of an Agency Agreement Event of Default, the Lessor shall have all rights available to the Lessor under the Lease and the other Operative Agreements and all other rights otherwise available at law, equity or otherwise. No failure to exercise and no delay in exercising, on the part of Lessor, any right, remedy, power or privilege under this Agreement or under any other Operative Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power of privilege under this Agreement or under any other Operative Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies described in Sections 5.3(a) through 5.3(h) with respect to Agency Agreement Events of Default are subject to the provisions of Section 5.4; provided, as described in Section 5.4, regarding any Full Recourse Event of Default, then in any such case the limitations contained in Section 5.4 shall not apply and the Construction Agent shall be liable for Termination Value.

(b)     Upon the occurrence and during the continuance of an Agency Agreement Event of Default, the Lessor shall have (in addition to its rights otherwise described in this Agreement or existing at law, equity or otherwise) the option to transfer and convey to the Construction Agent upon a date designated by the Lessor all right, title and interest of the Lessor in and to the Property (including any Land and/or any Improvements, any interest in any Improvements, any Equipment and the Property then under construction) for which the Rent Commencement Date has not yet occurred (a "Construction Period Property"). On any transfer and conveyance date specified by the Lessor pursuant to this Section 5.3(b), (i) the Lessor shall transfer and convey (at the cost of the Construction Agent) all right, title and interest of the Lessor in and to the Construction Period Property free and clear of the Lien of the Lease and the other Operative Agreements and all Lessor Liens, (ii) the Construction Agent hereby covenants and agrees that it will accept such transfer and conveyance of right, title and interest in and to the Construction Period Property and (iii) the Construction Agent hereby promises to pay to the Lessor, as liquidated damages (it being agreed that it would be impossible accurately to determine actual damages), an aggregate amount equal to the Termination Value of the Construction Period Property, but subject to the limitations of Section 5.4. The Construction Agent specifically acknowledges and agrees that its obligations under this Section 5.3(b), including its obligations to accept the transfer and conveyance of the Construction Period Property and its payment obligations described in subparagraph (iii) of this Section 5.3(b), shall be absolute and unconditional under any and all circumstances and shall be performed and/or paid, as the case may be, upon notice from the Lessor as required by Applicable Law and without any abatement, reduction, diminution, set-off, defense, counterclaim or recoupment whatsoever.

(c)     Upon the occurrence and during the continuance of an Agency Agreement Event of Default, Lessor may elect (and shall be deemed automatically, and without any further action, to have exercised such option upon the occurrence of any Lease Event of Default arising under Sections 17.1(n) or (o) of the Lease) to terminate this Agreement and the Lease (or not to terminate the Lease, except with respect to any Lease Event of Default arising under Sections 17.1(n) or (o) of the Lease) and at such time to require Construction Agent to pay (i) in the case of any Agency Agreement Event of Default that is a Full Recourse Event of Default, the Termination Value and (ii) in the case of any Agency Agreement Event of Default that is not a Full Recourse Event of Default, the Construction Period Guarantee Amount. In any case that Lessor does not receive the Termination Value, Lessor shall use diligent and commercially reasonable efforts in good faith to sell its interest in the Property to an unaffiliated third party for a period of two (2) years from and after the date Lessor receives notice of, or otherwise has knowledge of, the Agency Agreement Event of Default. Lessor and/or Construction Agent may solicit offers for the purchase of Lessor’s rights, title, claims and interest in and to the Property. Lessor shall accept (or match) any purchase offer for a cash purchase price (net of all normal and customary sale and closing costs and the net cost of owning, operating and maintaining the Property) equal to or greater than the Termination Value.

The proceeds from the sale or other disposition of its interest in the Property (net of all normal and customary sales and closing costs and the costs of holding, owning, operating, and maintaining the Property, including amounts described in Section 8.7(c)(i) and (ii) of the Participation Agreement which shall be paid to the Agent to be allocated pursuant to Section 8.7(c)(i) and (ii) of the Participation Agreement) shall be distributed (x) if the relevant Agency Agreement Event of Default is a Full Recourse Event of Default and the sale or other disposition of the Lessor’s interest in the Property occurs on or prior to the second annual anniversary of the date Lessor receives notice of, or otherwise has knowledge of, the Agency Agreement Event of Default, to the Agent to be allocated pursuant to Section 8.7(b)(iii)(x) of the Participation Agreement and (y) if the relevant Agency Agreement Event of Default is not a Full Recourse Event of Default and the sale or other disposition of Lessor’s interest in the Property occurs on or prior to the second annual anniversary of the date Lessor receives notice of, or otherwise has knowledge of, the Agency Agreement Event of Default, then prior to the allocation pursuant to Section 8.7(b)(iii)(x) of the Participation Agreement, first, to Lessor, in the amount of the positive difference (if any) between the Termination Value (less any portion thereof that cannot be capitalized under GAAP, including any amount of Uninsured Force Majeure Loss) and the Construction Period Guarantee Amount, second, to Lessor, the unpaid portion of the Construction Period Guarantee Amount, third, to the Construction Agent, any remaining proceeds up to the amount of the Construction Period Guarantee Amount previously paid by Construction Agent, and fourth, to the Agent. (For clarification, all such amounts payable to Lessor or the Agent pursuant to this paragraph shall be allocated by the Agent in accordance with Section 8.7(b)(iii)(x) of the Participation Agreement; provided, regarding each of the foregoing clauses (x) and (y) and in both cases prior to the allocation to the Lessee pursuant to clause third of Section 8.7(b)(iii)(x), the Agent shall allocate to the Lessor an amount equal to the first one percent (1%) of the amount by which net proceeds from the sale or other disposition of Lessor’s interest in the Property exceeds Termination Value.) Notwithstanding the foregoing provisions of this Section 5.3(c), the Lessor shall have the right in its sole discretion to rescind any exercise or deemed exercise of its option under this Section 5.3(c) upon the giving of its written confirmation of such rescission to the Construction Agent on or prior to the date one hundred and twenty (120) days after the date the Lessor has given or is deemed to have given notice of its intent to exercise its rights under this Section 5.3(c).

If, and to the extent that, there is no sale or other disposition of Lessor’s interest in the Property on or prior to the second annual anniversary of the date Lessor receives notice of, or otherwise has knowledge of, the Agency Agreement Event of Default, then (x) Construction Agent shall have no right, title or interest whatsoever in the Property, (y) Lessor shall be the sole owner of its interest in the Property without any obligation to share with Construction Agent or Lessee any proceeds from the sale, conveyance, other transfer or otherwise regarding the Property and (z) if and to the extent Lessor realizes any proceeds with regard to the Property, such proceeds shall be distributed in accordance with Section 8.7(b)(iii)(x) of the Participation Agreement but substituting Lessor in place of Lessee pursuant to subsection third thereof as Lessee shall have no interest thereunder and no right to any such proceeds. Construction Agent specifically acknowledges and agrees that its obligations under this Section 5.3(c) shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, set-off, defense, counterclaim or recoupment whatsoever.

(d)     Upon the occurrence and during the continuance of an Agency Agreement Event of Default, Lessor may elect to terminate this Agreement and the Lease, in which case the Construction Agent shall have no continuing obligation under this Agreement or the Lease, including (i) to function as either a construction agent under this Agreement or a lessee under the Lease or (ii) to pay the Construction Period Guarantee Amount in connection with a remarketing of the Property. In such event, Lessor (without the need for further action at such time by any Person) shall be the owner of the Property, all of which shall constitute the property of the Lessor. In the sole discretion of the Lessor and the other Financing Parties, the Lessor may assign, sell, convey or otherwise transfer its interest in the Property for its own account, and in such case, the Construction Agent shall have no right to share in the proceeds of any such assignment, sale, conveyance or other transfer and no continuing interest in the Property.

(e)     Upon the occurrence and during the continuance of an Agency Agreement Event of Default, Lessor may elect to terminate this Agreement with respect to the Construction Period Property (upon which event Construction Agent shall have no further obligations under this Agreement), but not the Lease, and in that event shall notify the Construction Agent and the other

Financing Parties of Lessor’s intention to continue construction activities in order to effect Completion of the Construction Period Property substantially in accordance with the Plans and Specifications (subject to alterations to the extent otherwise permitted under Applicable Law) and the Lessor Parties shall pay all related Property Costs, and in such event, upon Completion by Lessor (as confirmed by Lessor and without any requirement for the delivery of a Completion Certificate by the Construction Agent), the Rent Commencement Date of the Lease shall occur in the same manner as if the Construction Agent had pursued construction of the Construction Period Property through Completion. In such a case, all amounts so expended by the Lessor Parties for the Completion of the Property (whether or not in excess of the Lessor Parties Commitment) shall constitute Property Costs.

(f)     Upon the occurrence and during the continuance of an Agency Agreement Event of Default, Lessor may elect, without terminating this Agreement or the Lease, to extend the Construction Period by the amount of time necessary to effect the Completion of the Construction Period Property and/or to provide and obtain additional Lessor Parties Commitment, in which event the Lessor Parties shall commit to pay all costs (whether or not in excess of the Lessor Parties Commitment) necessary for the Construction Agent to effect Completion of the Construction Period Property substantially in accordance with the Plans and Specifications (subject to alterations to the extent otherwise permitted under Applicable Law) and pay all related Property Costs, and in such event, upon Completion, the Rent Commencement Date of the Lease shall occur in the same manner as if the Construction Agent had pursued construction of the Construction Period Property through Completion. In such a case, all amounts so expended by the Lessor Parties for the Completion of the Property (whether or not in excess of the Lessor Parties Commitment) shall constitute Property Cost.

(g)     [Reserved].

(h)     No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

5.4     Limitation on Recourse.

Notwithstanding anything contained herein or in any other Operative Agreement to the contrary, upon the occurrence and during the continuance of an Agency Agreement Event of Default relating solely to the Construction Period Property (other than as a result of a Full Recourse Event of Default, then in any such case the limitations contained in this Section 5.4 shall not apply and the Construction Agent shall be liable for one hundred percent (100.0%) of the Termination Value), the maximum aggregate amount that the Lessor, or any person or entity acting by or through the Lessor, including the Agent and the other Lessor Parties, shall be entitled to recover from the Construction Agent or any of the other Credit Parties on account of such Agency Agreement Event of Default shall be an amount (collectively, the "Construction Period Guarantee Amount") equal to the sum of (a) eighty-nine and nine tenths percent (89.9%) of the aggregate Property Cost for the Construction Period Property (excluding any such Property Cost with respect to which a Full Recourse Event of Default exists, which is fully recoverable as referenced in the first parenthetical phrase of this Section 5.4), exclusive of (i) the portion of the aggregate Property Cost expended for the purchase of the Land related to the Construction Period Property (the "Land Cost") and (ii) eighty-nine and nine tenths percent (89.9%) of the aggregate Property Cost attributable to costs or expenses that cannot be capitalized under GAAP plus (b) one hundred percent (100.0%) of the Land Cost for the Construction Period Property, minus (c) any amount expended by the Construction Agent on behalf of the Lessor if the Lessor is obligated to reimburse the Construction Agent for such amount but such reimbursement has not yet occurred.

The Construction Agent nonetheless acknowledges and agrees that (x) even though the maximum aggregate recovery from the Credit Parties is limited as aforesaid, the Financing Parties’ right of recovery from the Construction Period Property (as opposed to any recovery from the Construction Agent and/or the Lessee) is not so limited and the Financing Parties shall be entitled to recover one hundred percent (100.0%) of the amounts owed to the Financing Parties in accordance with the Operative Agreements from their interests in the Property and (y) the provisions of this Section 5.4 shall in no way limit or otherwise affect the obligations of the Construction Agent and/or the Lessee (or the recourse of the Financing Parties against the Construction Agent and/or the Lessee) with respect to the Property if it is not a Construction Period Property (whether such obligations or recourse arise under the Operative Agreements or otherwise).

Not in limitation of the foregoing but as a clarification with respect thereto (but subject to the first parenthetical phrase in the first paragraph of this Section 5.4), to the extent the Property Cost exceeds the Construction Budget for the Property or if Completion is not effected on or prior to the Construction Period Termination Date, then in either such case, the maximum amount recoverable directly from the Construction Agent with respect to any Agency Agreement Event of Default caused by such occurrence shall be the Construction Period Guarantee Amount, with the Financing Parties otherwise entitled to recover the remainder of amounts owed to the Financing Parties in accordance with the Operative Agreements from their interests in the Property (as described in more detail in the second paragraph of this Section 5.4).

Further, the Construction Agent acknowledges and agrees that notwithstanding the above referenced limitations regarding payment of the Construction Period Guarantee Amount in certain circumstances, (x) Indemnified Persons are always entitled to receive one hundred percent (100.0%) of the amount for Claims or other indemnity payment amounts of such Indemnified Persons under or with respect to any Operative Agreement, including pursuant to Section 11.7 of the Participation Agreement, in connection with any Environmental Violation related to the Construction Period Property and (y) Lessor is always entitled to receive one hundred percent (100.0%) of the amount for Claims or other indemnity payment amounts of Lessor under or with respect to any Operative Agreement, including pursuant to Section 11 of the Participation Agreement, related to the Construction Period Property.

ARTICLE VI
THE LESSOR’S RIGHTS

6.1     [Reserved].

6.2     The Lessor’s Right to Cure the Construction Agent’s Defaults.

The Lessor, without waiving or releasing any obligation or Agency Agreement Event of Default, may (but shall be under no obligation to) remedy any Agency Agreement Event of Default for the account of and at the sole cost and expense of the Construction Agent. All out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.

ARTICLE VII
MISCELLANEOUS

7.1     Notices.

All notices required or permitted to be given under this Agreement shall be in writing and delivered as provided in Section 12.2 of the Participation Agreement.

7.2     Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective successors and permitted assigns. Neither the Lessor nor the Construction Agent may assign this Agreement or any of its rights or obligations hereunder or with respect to the Property, except in accordance with Section 10.1 of the Participation Agreement.

7.3     GOVERNING LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

7.4     SUBMISSION TO JURISDICTION; VENUE; WAIVERS.

THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

7.5     Amendments and Waivers.

This Agreement may not be terminated, amended, supplemented, waived or modified except in accordance with the provisions of Section 12.4 of the Participation Agreement.

7.6     Counterparts.

This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one (1) and the same instrument.

7.7     Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8     Headings and Table of Contents.

The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.9     WAIVER OF JURY TRIAL.

TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, THE LESSOR AND THE CONSTRUCTION AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY COUNTERCLAIM THEREUNDER.

7.10     No Construction Agency Fee.

The Construction Agent shall not be entitled to any compensation from the Lessor or any other Person in connection with the performance of the Construction Agent’s obligations under this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
AVDC, INC., as the Construction Agent

By:
Name:
Title:

(signature pages continue)

WACHOVIA SERVICE CORPORATION, as the Lessor

By:
Name:
Title:

(signature pages end)